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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

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                                   FORM 8-K

                                CURRENT REPORT
                                  Pursuant to
                          Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):            May 3, 1999
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                              THE VIALINK COMPANY
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            (Exact Name of Registrant as Specified in Its Charter)


                                   Oklahoma
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                (State of Other Jurisdiction of Incorporation)


      333-69319                                            73-1247666
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(Commission File Number)                       (IRS Employer Identification No.)


13800 Benson Road, Suite 100, Edmond, Oklahoma                            73013
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(Address of Principal Executive Offices)                              (Zip Code)


                                (405) 936-2500
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             (Registrant's Telephone Number, Including Area Code)


                                      N/A
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         (Former Name or Former Address, if Changed Since Last Report)
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Item 5.  Other Events.

Ernst & Young LLP Strategic Relationship

          On May 3, 1999 we entered into a strategic relationship with Ernst & Young LLP pursuant to which Ernst & Young has agreed to provide us with marketing and sales support and consulting and integration services in connection with the deployment of our Item Catalog service. This strategic relationship consists of four agreements: an Alliance Agreement, a Warrant Agreement, a Master Services Agreement and a Registration Rights Agreement.

   Alliance Agreement

          The Alliance Agreement between us and Ernst & Young is a non-exclusive agreement by which Ernst & Young will provide us with its consulting services, including services related to general systems integration, implementation, project management and training in connection with our Item Catalog service and other viaLink services.

          Under the Alliance Agreement, we have agreed to pay Ernst & Young a royalty for a period of two years beginning on the date of the agreement, which may be extended in perpetuity upon the achievement of certain milestones. This royalty will be equal to seven percent (7%) of our revenues from our subscription services which we provide to suppliers and retailers of food and consumer packaged goods. Ernst & Young will not receive any royalties for services we provide to clients for which Ernst & Young serves as the principal independent auditor and which are subject to the SEC's periodic reporting requirements.

          During this two-year term, if at least ten "significant clients" subscribe to our services, we will be required to continue this royalty payment to Ernst & Young in perpetuity. A significant client is defined to mean any present or future client of Ernst & Young reasonably considered (upon the mutual agreement of Ernst & Young and us) to be "Tier 1" based on sales, revenues, income, market capitalization and stature in the industry and markets for suppliers and retailers of consumer packaged goods for food, grocery, drug store, convenience store and mass merchandise chains and food service operators. However, a significant client shall not include any client for which Ernst & Young serves as the principal independent auditor and which are subject to the SEC's periodic reporting requirements.

   Warrant

          In connection with the Alliance Agreement, we issued a warrant to Ernst & Young pursuant to which it may purchase up to 250,000 shares of our common stock at a price of $8.00 per share. The Warrant can be exercised in two tranches. The first tranche, consisting of 62,500 shares, must be exercised within five days after the effective date of a registration statement relating to the resale of such shares. The second tranche, consisting of 187,500 shares, may be exercised within sixty-one (61) days after Ernst & Young gives us written notice of an intent to exercise. The Warrant expires if this notice is not given by March 3, 2002.
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          As of the date of the issuance of the Warrant, the Warrant conversion price was below the value of our stock. This difference will result in a non-cash charge to our statement of operations.

   Master Services Agreement

          We also have entered into a Master Services Agreement with Ernst & Young whereby it has agreed to provide professional services to us to further the implementation of our viaLink services. We may pay for Ernst & Young's services either in cash or in shares of our common stock. If we pay with our common stock, we will receive a substantial discount from the standard rates Ernst & Young charges for such services. Our common stock will be valued at 85% of the average closing bid prices for the five trading days prior to the date the invoice for these services is rendered to us by Ernst & Young. However, if Ernst & Young is the beneficial owner of more than 9.99% of the voting power of our common stock on a fully-diluted basis, we will not have the option to pay for such services with our common stock.

          Initially, we may request up to $500,000 in value of Ernst & Young's services pursuant to this agreement. At such times as we enter into binding agreements for our services with an aggregate of one, five and ten significant clients of Ernst & Young, we may request an additional $500,000 in value of Ernst & Young's services, up to a total of $2.0 million in the aggregate.

   Registration Rights Agreement

          In connection with the Alliance Agreement and the warrant, we granted to Ernst & Young certain demand and piggyback registration rights pursuant to a Registration Rights Agreement.

          Copies of the Warrant, Registration Rights Agreement, Alliance Agreement and Master Services Agreement, each dated as of May 3, 1999, by and between Registrant and Ernst & Young, are attached hereto as Exhibits 4.1, 4.2, 10.1, and 10.2, respectively.


                                 RISK FACTORS

          In evaluating our business, you should carefully consider the following risk factors, together with all other information contained in this Form 8-K and our other filings, including our Annual Report on Form 10-KSB for the year ended December 31, 1998, and our Quarterly Report on Form 10-QSB for the period ended March 31, 1999. The risks set out below are not exhaustive.

The seven percent royalty we must pay to Ernst & Young could adversely affect our ability to become profitable

          Pursuant to the Alliance Agreement, we must pay a royalty of seven percent (7%) of our service revenues to Ernst & Young until May 2001. Upon meeting certain objectives

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relating to certain significant Ernst & Young clients becoming our customers, these royalty payments will continue in perpetuity. These royalty payments could inhibit our ability to become profitable and could have an adverse effect on our operating results and financial condition.

We have recently entered into two strategic relationships and may enter into more in the future. If these strategic relationships do not produce the anticipated benefits or if we are unable to enter into additional future strategic relationships, our viaLink services may not achieve market acceptance

          Our current strategic relationships may not prove to be beneficial to us, and they may not be sustained. Further, we may not be successful in entering new strategic relationships in the future, which could have a material adverse effect on our business, operating results and financial condition. We recently have entered into strategic relationships with Ernst & Young and Hewlett-Packard. We believe that maintaining these and other relationships will help us to validate our technology, facilitate broad market acceptance of our services and enhance our sales and marketing. However, if we are unable to develop key relationships or maintain and enhance existing relationships, we may have difficulty achieving market acceptance for our viaLink services.

The issuance of the warrant to Ernst & Young could result in substantial dilution to our current shareholders

          The issuance of the warrant to Ernst & Young to purchase 250,000 shares of our common stock could cause substantial dilution to our current shareholders. Our common stock was trading at $21.25 on May 17, 1999 and the warrant is exercisable for a price of $8.00 per share of our common stock.


Item 7.  Financial Statements and Exhibits.

          (c)    Exhibits.
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                    4.1    $8.00 Warrant to Purchase Common Stock of The viaLink
                           Company dated May 3, 1999, issued by Registrant to Ernst & Young U.S. LLP

                    4.2 Registration Rights Agreement dated May 3, 1999, by and between Registrant and Ernst & Young U.S. LLP

                    10.1 Amended and Restated Alliance Agreement dated as of May 3, 1999, by and between Registrant and Ernst & Young LLP

                    10.2 Master Services Agreement dated May 3, 1999, by and between Registrant and Ernst & Young LLP

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                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           THE VIALINK COMPANY



Dated:  May 19, 1999                       By:  /s/ Lewis B. Kilbourne
                                              ----------------------------------
                                                Lewis B. Kilbourne
                                                Chief Executive Officer

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                                 EXHIBIT INDEX


Exhibit No.                 Description of Exhibit
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 4.1                        $8.00 Warrant to Purchase Common Stock of The
                            viaLink Company dated May 3, 1999, issued by Registrant to Ernst & Young U.S. LLP

 4.2 Registration Rights Agreement dated May 3, 1999, by and between Registrant and Ernst & Young U.S. LLP

 10.1 Amended and Restated Alliance Agreement dated as of May 3, 1999, by and between Registrant and Ernst & Young LLP

 10.2 Master Services Agreement dated May 3, 1999, by and between Registrant and Ernst & Young LLP